Exhibit 10.1

                         NATIONAL PENN BANCSHARES, INC.

                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT PLAN

     1. The purpose of the National Penn Bancshares, Inc. (the "Company") Dividend Reinvestment Plan (the "Plan") is to provide holders of record and beneficial holders of the Company's Common Shares (the "Shares") the opportunity to reinvest their dividends in Shares.

     2. Mellon Securities Trust Company (the "Administrator") is hereby appointed as Plan administrator and, by executing this Plan below, the Administrator hereby accepts its appointment as administrator and agrees to the terms and conditions of the Plan set forth herein. The Company may terminate the Administrator's appointment at any time and appoint in its place another corporation or bank to serve as Plan administrator.

     3. Holders of record of Shares desiring to participate in the Plan must submit a properly signed Authorization Form to the Administrator in the form required by the Administrator. Beneficial holders of Shares desiring to participate in the Plan must either become shareholders of record by having shares transferred into their own names or arrange with the record holders (e.g., a broker or bank nominee) to participate in the Plan on their behalf. A shareholder of record or a beneficial holder must own fifty (50) or more Shares in order to participate in the Plan. Such Shares may be held (a) in certificate form, (b) in an account established under the Plan, (c) on his behalf by a record holder, or (d) in a combination of the foregoing.

     4. An applicant's participation in the Plan will begin on the first dividend record date after the Administrator's receipt of the participant's Authorization Form or after completion of other arrangements by a record holder satisfactory to the Company and the Administrator, if the fifty (50) Shares participation requirement is then met.

     5. Pursuant to a participant's authorization, the Company will pay dividends on Shares held of record by the participant and on Shares held by the Administrator under the Plan directly to the Administrator. As agent for the participants, the Administrator will apply such dividends, cash proceeds of fractional Shares resulting from stock dividends, and all voluntary cash payments permitted by Section 14 hereof, to the purchase of whole and fractional Shares from the Company's authorized but unissued Shares for the participants' accounts. The price of Shares purchased from the Company will be equal to the fair market value of such Shares on the dividend payment date. As used herein, "fair market value" of the Shares shall be the closing sale price for such shares as reported on the Nasdaq National Market; if no sale of Shares occurred on the dividend payment date, "fair market value" shall be determined by reference to such closing sale price on the next preceding day on which a sale occurred. No Shares shall be sold under the Plan at less than par value. If a dividend payment date falls on a Saturday, Sunday or holiday, fair market value of the Shares will be based upon quotations as of the close of business on the preceding Friday or business day, as the case may be.

     6. The Company reserves the right to direct the Administrator from time to time to purchase Shares under the Plan in the open market. Open market purchases shall be made as soon as practicable on or after the dividend payment date but in no circumstances later than 30 days after such date. The purchase price to participants for Shares purchased in the open market will be the cost (including brokerage commission) to the Administrator of such purchases. Where any Shares are purchased in the open market, no Shares shall be allocated to the participants' accounts until the date on which the Administrator has purchased sufficient Shares

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from the Company and in the open market to cover the quarterly purchases for all participants in the Plan. In such event, the purchase price to all participants shall be based on the weighted averages of the prices of all Shares purchased from the Company and in the open market.

     7. All shares purchased by the Administrator for Plan accounts shall be held in its name or in the name of its nominee.

     8. As soon as practicable after the quarterly purchase or purchases are completed, the Administrator shall send each participant (excluding persons participating through arrangements made by record holders on their behalf) a statement confirming the purchases for the participant's account and containing other information, including total Shares held by the Administrator in the account as of the preceding dividend record date, dividends received, voluntary cash payments made (if any), amount invested, additional Shares purchased and the price per Share. No certificate will be issued to a participant for the Shares purchased and held in his account unless such participant so requests in writing or until such participant's account is terminated. Such requests must be submitted to the Administrator in writing after the Shares have been purchased. No certificates for fractional Shares will be issued.

     9. Plan participants may deposit certificates for Shares registered in their names with the Administrator for safekeeping. A participant who desires to do so must complete the appropriate box on an Authorization Form and submit the properly signed Form to the Administrator together with the certificates for the Shares and payment of a $10.00 service fee.

     10. The Administrator shall charge $3.00 service fee at the time a participant's account is terminated and at the time of each issuance of stock certificates requested by the participant.

        11. The Administrator shall forward proxies to participants (excluding persons participating through arrangements made by record holders on their behalf) for Shares held under the Plan and will vote any Shares that it holds for a participant's account in accordance with the participant's written instructions. If a participant does not return a proxy, such Shares will not be voted.

     12. At a participant's request and upon receipt of written instructions and documentation satisfactory to the Administrator, the Administrator shall transfer to a person designated by a participant, or sell on a participant's behalf, all or any portion of the whole number of Shares credited to the participant's Plan account. In the event of any such transfer, the Administrator shall send the transferee a certificate issued by the Company for the transferred Shares. Any such sale may be effected by the Administrator in any manner deemed to be reasonable and appropriate by the Administrator. At the Administrator's sole option and discretion, the Administrator may aggregate Shares to be sold on behalf of various Plan participants, sell any such Shares through a broker of its choosing (the Administrator being authorized to effect sales of Shares through brokerage services provided by the Administrator or one of its affiliates) or in a negotiated transaction without a broker (including a sale to the Company), and the Administrator may purchase any such Shares on behalf of other Plan participants. Any sale to the Company or purchase by the Administrator on behalf of Plan accounts shall be made at "fair market value" (as defined in Section 5 hereof) on the date of the transaction. Following any sale on behalf of a participant, the Administrator shall issue to the selling participant a check in an amount equal to his proportionate share of the net proceeds of such sale (after the deduction of brokerage commissions and other sale costs, if any, paid or incurred by or payable by the Administrator).

     13. A participant may terminate his participation in the Plan at any time by giving written notice of termination to the Administrator.


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Dividends corresponding to a record date occurring after the Administrator receives such notice shall be sent directly to the former participant. The Administrator, at the direction of the Company, may terminate a participant's participation in the Plan at any time by mailing or otherwise delivering written notice of termination to the participant. Within two weeks after termination of an account, the Administrator shall send the participant certificates issued by the Company for the whole Shares in such participant's account, unless the former participant shall have requested sale or transfer of such Shares by the Administrator pursuant to and in accordance with the requirements of Section 12 hereof. In every case of termination, the participant's interest in fractional Shares shall be converted to cash at the fair market value of the Shares on the date of termination. If a participant disposes of all Shares registered in such participant's name on the books of the Company, the Administrator shall continue to reinvest the dividends on Shares held in the participant's account (if the fifty (50) Shares participation requirement continues to be met) unless the Company shall direct the Administrator to terminate such participant's account.

     14. In order to implement the fifty (50) Shares participation requirement of Section 3 hereof in a fair and equitable manner, shareholders enrolled in the Plan on June 1, 1996 holding fewer than fifty (50) Shares shall not be subject to the fifty (50) Shares participation requirement until June 1, 1997. In order to increase their ownership to at least the fifty (50) Shares level, such participants (and only such participants) may make voluntary cash payments to the Administrator in any amount from $100 to $1,500 maximum (in the aggregate) through the May 1997 dividend payment date, for investment under the Plan. Any such voluntary cash payment will be used to purchase Shares in accordance with Sections 5 and 6 hereof on or after the dividend payment date next following the Administrator's receipt of such payment in collected funds. No interest will be paid on voluntary cash payments regardless of when they are received. This limited voluntary cash payment feature shall terminate on the May 1997 dividend payment date. The Administrator shall terminate any participant's account that does not meet the fifty (50) Shares participation requirement on June 1, 1997. Upon any such termination, the Administrator shall send the participant certificates issued by the Company for the whole Shares in such participant's account, and cash for the fair market value of any fractional Shares in such account, as provided in Section 13 hereof.

     15. Any record holder of Shares who holds in the aggregate less than fifty
(50) Shares, whether or not he is a participant in the Plan, may have all (but not less than all) his Shares sold on his behalf by the Administrator, pursuant to and in accordance with the requirements of Section 12 hereof. This limited sale feature shall terminate on June 1, 1997.

     16. All notices to the Administrator shall be addressed to:

                 Mellon Securities Trust Company
                 c/o Chemical Mellon Securities Transfer Services
                 P.O. Box 750
                 Pittsburgh, PA  15230

     17. Any Shares distributed by the Company on account of stock dividends or splits on Shares held by the Administrator for a participant shall be credited to the participant's account. In the event the Company makes available to its shareholders rights to purchase additional Shares or any other securities, or if any party makes a tender offer for Shares, each participant shall receive directly any such rights or offer.

     18. Neither the Administrator nor the Company shall be liable hereunder for any act performed by it in good faith or for any good faith omission to act, including, without limitation, any claims of liability


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(a) arising out of failure to terminate the participant's account upon the participant's death prior to receipt of notice in writing of such death, or (b) with respect to the prices at which Shares are purchased for the participant's account and the times such purchases are made.

     19. The terms and conditions of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania and the rules and regulations of the Securities and Exchange Commission. The Company reserves the right to alter the terms and conditions of this Plan or to terminate this Plan at any time upon written notice thereof sent to each participant.

     The foregoing Plan was amended and restated by the Board of Directors of National Penn Bancshares, Inc. on February 28, 1996, effective June 1, 1996.



                                        ___________________________
                                        Secretary


     The undersigned hereby accepts its appointment as administrator under the foregoing Plan and agrees to be bound by the terms and conditions thereof.

                                        MELLON SECURITIES TRUST COMPANY



Date:  ______________, 1996             By___________________________
                                        Name:
                                        Title: